UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 3, 2007 (March 28, 2007)

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300

  Columbia, Maryland 21046

(Address of principal executive offices)

(443) 285-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2007-2009 Executive and Senior Management Long-Term Incentive Plan

The Board of Trustees of Corporate Office Properties Trust (the “Company”) has approved the Corporate Office Properties Trust 2007 — 2009 Executive and Senior Management Long-Term Incentive Plan (the “2007 LTIP Plan” or the “Plan”), a long-term incentive compensation program.  The 2007 LTIP Plan covers a three-year period and contains two separate programs: (i) an annual program, which consists of annual grants of equity awards that are earned based on the Company achieving certain performance targets and total shareholder return criteria measured at the end of each applicable year (the “Annual Program”), and (ii) an outperformance program, which consists of an initial grant of equity awards that are earned based on the Company achieving certain total return to shareholder criteria over a three-year measurement period (the “Outperformance Program”).  Equity awards under both programs are subject to certain time-based vesting requirements based on the award recipient’s continued employment with the Company.  The purpose of the 2007 LTIP Plan is to further align the interests of the Company’s shareholders and management by encouraging the Company’s executives and senior management team to “outperform” and to create shareholder value in excess of industry expectations in a “pay for performance” structure. Participants in the Plan include employees at the director level and above, which currently represents approximately 35 employees.

Outperformance Program

Under the Outperformance Program, award recipients will share in a “performance pool” if the Company’s total return to shareholders for the period from January 1, 2007 through December 31, 2009 exceeds an 18% annual return over the period.  The size of the pool will be 12% of the outperformance amount in excess of the annual 18% return over the performance period, subject to a maximum amount of $25.0 million.

Each participant’s award under the Outperformance Program will be designated as a specified percentage of the aggregate performance pool. Assuming the annual 18% return benchmark is achieved over the performance period, the pool will be allocated among the participants in accordance with the percentage specified in each participant’s participation agreement.  Individual awards will be made in the form of LTIP Units in the Company’s operating partnership, Corporate Office Properties, L.P., which are exchangeable for common shares of beneficial interest in the Company (“common shares”) or cash, at the election of the Company.  LTIP Units will be granted prior to the determination of the performance pool; however, they will only vest upon satisfaction of performance and other thresholds.  Distributions on LTIP Units will generally equal the dividends paid on the Company’s common shares on a per unit basis; provided however, that until performance-based vesting occurs, LTIP Units will only be entitled to receive distributions equal to a fixed percentage per annum of the aggregate purchase price initially paid for the LTIP Units by the participants ($0.25 per LTIP Unit).  After performance-based vesting occurs and the performance pool is established, each participant will also be entitled to the distributions that would have been paid had fully-vested LTIP Units been issued at the beginning of the performance period.  Thereafter, LTIP Units that are a part of the performance pool will receive regular distributions equal to the per share dividends paid on the Company’s common shares.

Although the amount of the awards under the Outperformance Program will be determined when the performance pool is established, the awards will then be subject to time-based vesting requirements based on the award recipient’s continued employment with the Company.  Awards vest in one-third increments on December 31, 2009 and each of the first two anniversaries thereafter based on continued employment.

In the event of a change in control of the Company prior to December 31, 2009, the performance period will be shortened to end on a date immediately prior to such event and the total return benchmark will be adjusted on a pro rata basis.  The performance pool will be formed as described above if the adjusted benchmark target is achieved and fully vested awards will be issued.  If a change in control occurs after the performance period has ended, all unvested awards issued under the Outperformance Program that have not previously been forfeited will fully vest upon the change in control.

In the event an award recipient dies, becomes disabled, retires at age 58 or older, or is terminated by the Company without cause prior to December 31, 2009, (1) the performance pool will be determined at the same time, and in the same manner, as it is for all other award recipients, but the size of the award will be prorated based on the award recipient’s actual length of service during the performance period and (2) all time-based vesting on the awards will fully accelerate.

Annual Program

Under the Annual Program, the executives and senior management team of the Company will be entitled to receive common shares subject to forfeiture restrictions (“restricted shares”), LTIP Units or other equity-based awards after the end of each of the three calendar years from January 1, 2007 through December 31, 2009, based on the Company’s achievement of certain pre-established annual performance targets.  The annual performance targets are and will be based on a weighted average combination of (1) growth in funds from operations (FFO), (2) growth in adjusted funds from operations (AFFO) and (3) total return to shareholders.  The annual performance targets for 2007 were approved in March 2007 and the annual performance targets for future years will be approved at or around the beginning of each subsequent year. While the amount of each annual award will be determined at the end of the applicable year, the awards will then be subject to time-based vesting requirements based on the award recipient’s continued employment with the Company.  Awards will vest in one-third increments on each of the three succeeding anniversaries of the date of grant, subject to continued employment.  Award recipients will be entitled to receive dividends and distributions, pro rata with other holders of common shares or LTIP Units, as the case may be, during this vesting period.

Additionally, the Company may also choose to grant LTIP Units under the Annual Program prior to the end of each year that remain subject to vesting based on the Company’s achievement of the annual performance targets.  If the Company grants LTIP Units subject to performance-based vesting, distributions on those LTIP Units will be made in the same manner as distributions on LTIP Units issued under the Outperformance Program (i.e., until performance-based vesting occurs, LTIP Units will only be entitled to receive distributions equal to a fixed percentage per annum of the aggregate purchase price initially paid for the LTIP Units ($0.25 per unit) and, thereafter, distributions on any LTIP Units that are earned will equal the per share dividends paid on the Company’s common shares).

In the event of a change in control of the Company, the performance period under the Annual Program will be shortened to end on a date immediately prior to such event and the performance targets for the year in which the change of control occurs will be adjusted on a pro rata basis.  If the performance targets for the applicable year in which the change of control occurs are met, fully vested awards will be issued.  If a change in control occurs after an annual performance period has ended, any unvested awards that were issued under the Annual Program on account of such year, and that have not previously been forfeited, will fully vest upon a change in control.

In the event that an award recipient dies, becomes disabled, retires at age 58 or older, or is terminated by the Company without cause, (1) the determination of whether the Company met the performance targets for the applicable year in which such event occurs will be determined at the end of such year based on the pre-established performance targets for such year, but the size of the award will be prorated based on the award recipient’s actual length of service during the year and (2) all time-based vesting on the awards will fully accelerate.

All determinations, interpretations and assumptions relating to the vesting and calculation of the performance awards under the 2007 LTIP Plan will be made by the Company’s Compensation Committee of the Board of Trustees.

The Compensation Committee of the Board of Trustees and its advisors are in the process of finalizing the documentation of the 2007 LTIP Plan.  Accordingly, the definitive plan and award documentation, including the terms of the LTIP Units, may contain additional material terms that are not described above.

Amended and Restated 1998 Long Term Incentive Plan

The Company has also amended and restated its 1998 Long Term Incentive Plan (the “1998 Plan”) in order to authorize the Committee to grant equity awards consisting of LTIP Units to eligible persons in accordance with the terms of the 1998 Plan, subject to the Company finalizing the definitive documentation establishing terms of the LTIP Units.

A copy of the 1998 Plan is filed with this Current Report as Exhibit 99.1.

Item 9.01                               Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Corporate Office Properties Trust Amended and Restated 1998 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007		CORPORATE OFFICE PROPERTIES
TRUST

	By:	/s/ Randall M. Griffin
	Name:	Randall M. Griffin
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Corporate Office Properties Trust Amended and Restated 1998 Long Term Incentive Plan